NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Thomas A. King
Mayfield Village, Ohio 44143	(440) 395-2260
http://www.progressive.com

The Company is scheduled to hold a one-hour conference call to address questions on Thursday, March 2, 2006, at 9:00 a.m. eastern time, subsequent to the posting of the Company’s 2005 Annual Report online and the filing of its 2005 Annual Report on Form 10-K with the SEC. Registration for the teleconference or webcast is scheduled to be available on the Company’s Web site at http://investors.progressive.com/events.asp on or after February 1, 2006.
FOR IMMEDIATE RELEASE
     MAYFIELD VILLAGE, OHIO — January 18, 2006 — The Progressive Corporation today reported the following results for December and fourth quarter 2005. Year-over-year comparisons are affected by an additional week of operating (underwriting and service) results which were included in December and fourth quarter 2004.

	Month				Quarter
(millions, except per share amounts and ratios)	2005	2004	Change[1]		2005	2004	Change[1]
Net premiums written	$937.4	$1,135.5	(17)%		$3,251.8	$3,352.3	(3)%
Net premiums earned	1,068.6	1,270.2	(16)%		3,481.7	3,564.7	(2)%
Net income	122.9	179.5	(32)%		281.6	413.5	(32)%
Per share	.62	.89	(30)%		1.42	2.01	(29)%
Pre-tax net realized gains (losses) on securities	(4.7)	(10.6)	(56)%		(40.2)	(.7)	5643%
Combined ratio	87.2	80.6	6.6	pts.	90.7	85.5	5.2	pts.
Diluted equivalent shares	198.8	202.3	(2)%		198.7	206.2	(4)%

[1]	Excluding the additional week of activity in 2004, net premiums written growth would have been approximately 3% for the month and 4% for the quarter, and net premiums earned growth would have been approximately 5% for both periods. See “Monthly Commentary” at the end of this release for a further discussion.
See the “Income Statements” for further month and year-to-date information and the monthly commentary at the end of this release for additional discussion.
     The Company offers insurance to personal and commercial auto drivers throughout the United States. The Company’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. The Company’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. See “Supplemental Information” for month and year-to-date results.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
December 2005
(millions — except per share amounts)
(unaudited)

	Current
	Month	Comments on Monthly Results[1]
Direct premiums written	$955.6

Net premiums written	$937.4

Revenues:
Net premiums earned	$1,068.6
Investment income	54.9
Net realized gains (losses) on securities	(4.7)	Includes $2.8 million of write-downs on securities determined to have had an other-than-temporary decline in market value.

Service revenues	2.9

Total revenues	1,121.7

Expenses:
Losses and loss adjustment expenses	737.1
Policy acquisition costs	110.8
Other underwriting expenses	84.4	The lower expenses primarily reflect the following favorable items:
		•	adjustments for state tax liabilities ($7.6 million, or .7 combined ratio points);
		•	a reduction of the previously estimated bad debt reserves related to the Company’s collection exposure in several states affected by the significant hurricanes during 2005 ($5.2 million, or .5 points); and
		•	a reduction in advertising spend as compared to the prior 11-month average.

Investment expenses	.8
Service expenses	2.1
Interest expense	6.8

Total expenses	942.0

Income before income taxes	179.7
Provision for income taxes	56.8

Net income	$122.9

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	195.9

Per share	$.63

Diluted:
Average shares outstanding	195.9
Net effect of dilutive stock-based compensation	2.9

Total equivalent shares	198.8

Per share	$.62

[1] See the Monthly Commentary at the end of this release for additional discussion. For a description of the Company’s reporting and accounting policies, see Note 1 to the Company’s 2004 audited consolidated financial statements included in the Company’s 2004 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	.7%
Common stocks	.3%
Total portfolio	.6%

Pretax recurring investment book yield	4.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
Year Ended December 2005
(millions — except per share amounts)
(unaudited)

	Year[1]		%
	2005	2004	Change
Direct premiums written	$14,293.4	$13,694.1	4

Net premiums written	$14,007.6	$13,378.1	5

Revenues:
Net premiums earned	$13,764.4	$13,169.9	5
Investment income	536.7	484.4	11
Net realized gains (losses) on securities	(37.9)	79.3	NM
Service revenues	40.2	48.5	(17)

Total revenues	14,303.4	13,782.1	4

Expenses:
Losses and loss adjustment expenses	9,364.8	8,555.0	9
Policy acquisition costs	1,448.2	1,418.0	2
Other underwriting expenses	1,312.2	1,238.6	6
Investment expenses	12.1	13.9	(13)
Service expenses	24.6	25.0	(2)
Interest expense	82.6	80.8	2

Total expenses	12,244.5	11,331.3	8

Income before income taxes	2,058.9	2,450.8	(16)
Provision for income taxes	665.0	802.1	(17)

Net income	$1,393.9	$1,648.7	(15)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	196.9	212.9	(8)

Per share	$7.08	$7.74	(9)

Diluted:
Average shares outstanding	196.9	212.9	(8)
Net effect of dilutive stock-based compensation	2.9	3.3	(12)

Total equivalent shares	199.8	216.2	(8)

Per share	$6.98	$7.63	(9)

[1]	Operating results for 2004 include 53 weeks of activity, as compared to 52 weeks in 2005.
NM = Not Meaningful
The following table sets forth the investment results for the year-to-date period:

	2005	2004
Fully taxable equivalent total return:
Fixed-income securities	3.4%	4.2%
Common stocks	7.1%	11.6%
Total portfolio	4.0%	5.2%

Pretax recurring investment book yield	4.1%	3.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
December 2005
($ in millions)
(unaudited)
Current Month

				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$531.8	$286.2	$818.0	$118.1	$1.3	$937.4
% Growth in NPW[2]	(20)%	(14)%	(18)%	(13)%	NM	(17)%
Net Premiums Earned	$609.4	$323.4	$932.8	$133.9	$1.9	$1,068.6
% Growth in NPE[2]	(19)%	(11)%	(16)%	(12)%	NM	(16)%

GAAP Ratios
Loss/LAE ratio	71.4	71.5	71.4	53.2	NM	69.0
Expense ratio	18.2	17.8	18.1	19.4	NM	18.2

Combined ratio	89.6	89.3	89.5	72.6	NM	87.2

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$8.2
Current accident year						13.4

Calendar year actuarial adjustment	$13.5	$4.1	$17.6	$4.5	$(.5)	$21.6

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$8.2
All other development						19.5

Total development						$27.7

Calendar year loss/LAE ratio						69.0

Accident year loss/LAE ratio						71.6

Statutory Ratios
Loss/LAE ratio						69.0
Expense ratio						18.7

Combined ratio						87.7

NM = Not Meaningful

[1]	Primarily includes professional liability insurance for community banks and the Company’s run-off businesses. The other businesses generated an underwriting profit of $1.5 million for the month.

[2]	Excluding the extra week of activity during December 2004, growth would have been approximately:

				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total
% Growth in NPW	—%	8%	3%	9%	NM	3%
% Growth in NPE	1%	11%	5%	10%	NM	5%

[3] Represents adjustments solely based on the Company’s corporate actuarial review.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Year Ended December 2005
($ in millions)
(unaudited)
Year

				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$8,005.6	$4,177.3	$12,182.9	$1,801.2	$23.5	$14,007.6
% Growth in NPW[2]	1%	10%	4%	11%	NM	5%
Net Premiums Earned	$7,993.1	$4,076.2	$12,069.3	$1,667.8	$27.3	$13,764.4
% Growth in NPE[2]	1%	10%	4%	9%	NM	5%

GAAP Ratios
Loss/LAE ratio	69.1	68.4	68.9	62.4	NM	68.0
Expense ratio	20.2	19.9	20.1	19.7	NM	20.1

Combined ratio	89.3	88.3	89.0	82.1	NM	88.1

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$127.2
Current accident year						78.4

Calendar year actuarial adjustment	$119.2	$51.7	$170.9	$37.2	$(2.5)	$205.6

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$127.2
All other development						228.7

Total development						$355.9

Calendar year loss/LAE ratio						68.0

Accident year loss/LAE ratio						70.6

Statutory Ratios
Loss/LAE ratio						68.1
Expense ratio						19.3

Combined ratio						87.4

Statutory surplus[4]						$4,663.3

	December	December
Policies in Force	2005	2004	Change
(in thousands)
Agency — Auto	4,491	4,245	6%
Direct — Auto	2,328	2,084	12%
Special Lines[5]	2,675	2,351	14%

Total Personal Lines	9,494	8,680	9%

Commercial Auto Business	468	420	11%

NM = Not Meaningful

[1]	The other businesses generated an underwriting profit of $7.9 million.

[2]	Excluding the extra week of activity in 2004, the growth rates would have been approximately 2 percentage points higher.

[3]	Represents adjustments solely based on the Company’s corporate actuarial review.

[4]	During December, the parent company received $568.9 million of dividends, net of capital contributions, from the insurance subsidiaries.

[5]	Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions— except per share amounts)
(unaudited)

December
2005
CONDENSED GAAP BALANCE SHEET:[1]
Investments — Available-for-sale, at market:
Fixed maturities (amortized cost: $10,260.7)	$10,221.9
Equity securities:
Preferred stocks (cost: $1,217.0)	1,220.3
Common equities (cost: $1,423.4)	2,058.9
Short-term investments (amortized cost: $773.5)	773.6

Total investments[2]	14,274.7
Net premiums receivable	2,500.7
Deferred acquisition costs	444.8
Other assets	1,678.4

Total assets	$18,898.6

Unearned premiums	$4,335.1
Loss and loss adjustment expense reserves	5,660.3
Other liabilities[2]	1,510.8
Debt	1,284.9
Shareholders’ equity	6,107.5

Total liabilities and shareholders’ equity	$18,898.6

Common Shares outstanding	197.3
Shares repurchased — December	.1
Average cost per share	$118.92
Book value per share	$30.96
Trailing 12-month return on average shareholders’ equity	25.0%
Net unrealized pre-tax gains on investments	$600.1
Increase (decrease) from November 2005	$28.0
Increase (decrease) from December 2004	$(69.3)
Debt to total capital ratio	17.4%
Fixed-income portfolio duration	3.2 Years
Weighted average credit quality	AA

[1]	Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $347.2 million.

[2]	Amounts include net unsettled security acquisitions of $158.5 million.

Monthly Commentary
•	Pursuant to the Company’s closing schedule, the Company operates on a 52-week year, consisting of 13-week quarters and a 4-week December. According to this schedule, the Company periodically recognizes an additional week of activity, as was the case for 2004. Consequently, each of the full year, the fourth quarter and December of 2004 includes an additional week, which affects comparisons of operating results to the corresponding periods of 2005. As a result, policies in force may better reflect year-over-year growth.

•	During December, the Company incurred additional losses of $6.8 million related to Hurricane Wilma and $2.5 million related to Hurricane Katrina, bringing the Company’s total exposure for these two storms to $83.4 million and $191.1 million, respectively. Through January 16, 2006, the Company incurred 24,930 Hurricane Katrina claims and 22,800 Hurricane Wilma claims. The Company has settled 99% of all claims for each of these storms.

•	The Company’s Special Lines products, which include motorcycles, recreation vehicles and other specialty products, represent about 8% of total Personal Lines and are sold primarily through independent agencies. Due to the use of these products, the Company typically experiences lower losses during the colder weather months. For December and fourth quarter 2005, Special Lines’ results had a favorable effect on the total Personal Lines combined ratios of about 3 points and 1.5 points, respectively, although for the full year 2005, no such effect was seen.
The Progressive Group of Insurance Companies, in business since 1937, ranks third in the nation for auto insurance based on premiums written and provides drivers with competitive rates and 24/7, in-person and online service. The products and services of the Progressive Direct Group of Insurance Companies are marketed directly to consumers by phone at 1-800-PROGRESSIVE and online at www.progressivedirect.com through the Progressive DirectSM brand. The Drive Group of Progressive Insurance Companies offers insurance through more than 30,000 independent insurance agencies that market their products and services through the Drive® Insurance from Progressive brand. For more information about Drive Insurance, go to www.driveinsurance.com. The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. More information can be found at www.progressive.com, including a guide to interpreting the monthly reporting package.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; the Company’s ability to maintain the uninterrupted operation of its facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may appear to be volatile in certain accounting periods.